U.S. Securities and Exchange Commission
Washington, D.C. 20549

____________________

Form 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  February 22, 2010

____________________

Commission File No. 000-52775

____________________

Gold Holdings Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	20-4076559
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

100 King Street West, Toronto
Ontario, Canada M5X 1C7
(Address of Principal Executive Offices)

(866)-567-5880
(Issuer's telephone number)

Royal Equine Alliance Corporation
35/3 Prospect Nauki, app. 19,
   Kyiv, Ukraine  03028
(Former name or former address, if changed since last report)

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2009, the Corporation's Board of Directors and shareholders approved a name change to Gold Holdings Corp.

On February 22, 2010, FINRA accepted the name change.

The new symbol for our Company on the Over The Counter Bulletin Board is "GDHD".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Equine Alliance Corporation

Date: February 26, 2010	By:	/s/ Demitro Marianovich

Demitro Marianovich
Chief Executive Officer (Principle Executive Officer, Principle Financial Officer)